Exhibit 10.18

Executive Employment Agreement

S&W Seed Company (Employer or Company) David Callachor (Executive)

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Executive employment agreement

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Details5

Agreed terms6

1.	Defined terms & interpretation6
1.1	Defined terms6
1.2	Interpretation11
2.	Appointment and position11
2.1	Position11
2.2	Commencement date and term of Agreement11
2.3	Hours of work12
2.4	Location12
2.5	Continuation of terms and conditions12
2.6	Warranties12
3.	Executive's duties12
3.1	Executive's duties12
3.2	Conflict of interest and other work13
3.3	Evidence13
3.4	Authority13
4.	The Executive's salary and other benefits13
4.1	Remuneration13
4.2	Salary sacrifice arrangements and variation of remuneration13
4.3	Payment of salary14
4.4	Discretionary benefits14
4.5	Deductions14
4.6	Minimum Entitlements14
5.	Company Vehicle15
5.1	Vehicle15
5.2	Personal use15
5.3	Car Policy15
5.4	Withdrawal of vehicle15
6.	Tax and other deductions15
7.	Bonus15
7.1	Discretionary cash bonus15
7.2	Discretionary non-cash bonus15
7.3	Employer to determine bonus15
7.4	Termination16
7.5	Relationship with termination provisions16
7.6	Compensation Committee16
7.7	Equity Incentive Compensation16
7.8	Stock Ownership Guidelines16
8.	Expenses16
9.	Leave16

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9.1	Entitlement16
9.2	Direction to take annual leave17
9.3	Notification of absence17
9.4	No payment in lieu17
9.5	Closedown17
9.6	Service17
10.	Confidential Information17
10.1	Confidential Information17
10.2	Use of Confidential Information18
10.3	Notification18
10.4	Reasonable assistance18
11.	Intellectual Property Rights and Moral Rights18
11.1	Intellectual Property Rights and Moral Rights18
11.2	Disclosure of Intellectual Property Rights19
11.3	Records19
11.4	Further assurances19
12.	Information Technology19
12.1	Notification of surveillance19
12.2	How surveillance may be carried out19
13.	Privacy19
14.	Gardening leave20
15.	Relief from duty and related matters20
15.1	Relief from duty20
15.2	Replacement of Executive20
15.3	Executive's acknowledgment20
16.	Termination20
16.1	Termination by the Employer Without Cause20
16.2	Termination by the Employer With Cause21
16.3	Termination by the Executive With Good Reason21
16.4	Termination by the Executive Without Good Reason21
16.5	Payment in lieu of notice21
16.6	Severance Benefits - Termination Without Cause or With Good Reason21
16.7	Severance Benefits – Termination Without Cause or Resignation With Good Reason during Change of Control Period22
16.8	Termination by Employer With Cause, by Executive Without Good Reason or Executive's death or Disability23
16.9	Termination by Mutual Agreement of the Parties23
16.10	Accrued rights23
17.	Release Requirement23
18.	Breach of key terms under this Agreement24
19.	What happens after termination of employment24
19.1	On termination24
19.2	After termination24
20.	Directorships25
20.1	No additional remuneration25

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20.2	Termination of employment25
21.	Non-disparagement25
22.	Restraint25
22.1	Restraint25
22.2	Evidence26
22.3	Other members of the Group26
22.4	Acknowledgments26
This clause 22 survives the termination of this Agreement.	26
22.5	Cascading provisions26
23.	Approaches by competitors26
23.1	Approaches to Executive26
23.2	Approaches to others26
24.	Confidentiality of this Agreement26
25.	General27
25.1	Entire agreement27
25.2	Policies and representations27
25.3	Limitation on Damages27
25.4	Variation of Agreement27
25.5	Corporations Act27
25.6	Suspension28
25.7	Property of the Employer28
25.8	Unenforceable clauses severed28
25.9	Reference to laws28
25.10	Compliance with laws28
25.11	Waiver28
25.12	Notice28
25.13	Approvals29
25.14	Headings29
25.15	Applicable law29
Schedule 1 - General	30
Schedule 2 - Remuneration	31
Schedule 3 - Restraint Areas	33

Signing page34

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Details

Date

Parties

Name	S&W Seed Company Australia Pty Ltd
ACN	061 114 814
Short form name	Employer or Company
Notice details	Office 2, 7 Pomona Road STIRLING SA 5152

Name	David Callachor
Short form name	Executive
Notice details (together, the Parties)	30 Hideaway Lane Tinbeerwah Queensland 4563

Background

A	The Employer is principally engaged in the business of breeding, growing, processing and selling agricultural seeds.
B

The Executive has already commenced employment with the Employer under the terms of an agreement dated 22 October 2018 (Prior Agreement) and agrees that the terms and conditions in this Agreement apply to that employment from the date on which this Agreement is signed.

C

Notwithstanding this Agreement between the Parties, the Executive's service with the Employer under the Prior Agreement is recognised based on the Executive's original start date with the Employer for the purposes of redundancy and all other untaken service-related entitlements, including but not limited to annual leave, long service leave and personal leave.

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Agreed terms

1.	Defined terms & interpretation
1.1	Defined terms

In this Agreement:

Base Salary means the base salary set out in Schedule 2, as adjusted by the Employer from time to time.

Business means any business carried on by the Group or any Group Member.

Cause means the occurrence of any one or more of the following:

(a)	the Executive disobeys a lawful direction of the Employer;
(b)	the Executive breaches any material provision of this Agreement;
(c)

is absent from the Executive's employment for any reason for a continuous period of more than 3 months, or for more than 3 months in any 12 month period during the employment, unless on paid leave for the whole of such absence or by reason of Disability;

(d)	engages in any conduct which, in the reasonable opinion of the Employer, may reflect adversely on the Employer or be damaging to the good standing or reputation of the Employer;
(e)	the Executive’s commission of any crime involving fraud or dishonesty under the laws of Australia or any state thereof;
(f)	the Executive’s attempted commission of, or participation in, a fraud or material act of dishonesty against the Company;
(g)	the Executive’s intentional, material violation of any contract or agreement between the Executive and the Company;
(h)

the Executive’s intentional, material violation of any statutory duty owed to the Company that is not cured within 30 days following the issuance of written notice from the Company to the Executive reasonably explaining the basis for the Company’s conclusion that said violation has occurred, provided that notice and opportunity to cure shall not apply where the violation is not reasonably susceptible of cure;

(i)	the Executive’s unauthorized use or disclosure of the Company’s Confidential Information or Intellectual Property;
(j)	the Executive engages in, or is involved in, serious or wilful misconduct relating to the business affairs of the Company.

The Executive’s termination of employment will not be considered to be With Cause unless it is approved by a majority vote of the members of the Board of Directors or an independent committee thereof.  It is understood that good faith decisions of the Executive relating to the conduct of the Company’s business or the Company’s business strategy will not constitute 'Cause'.

Client means any other business or commercial entity involved in a Business or any other undertaking whatsoever with whom the Group or Group Member has an arrangement under which that undertaking introduces Customers or Potential Customers to the services of the

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Company or any business or commercial entity involved in a Business or any other undertaking whatsoever whom the Executive had personal contact on behalf of the Group or Group Member.

Change of Control means the occurrence of any one or more of the following events:

(a)

any person or entity becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities (other than in connection with a transaction involving the issuance of securities by the Company the principal purpose of which is to raise capital for the Company);

(b)

there is consummated a merger, consolidation or similar transaction to which the Company is a party and the stockholders of the Company immediately prior thereto do not own outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity immediately following such merger, consolidation or similar transaction or more than 50% of the combined outstanding voting power of the parent of the surviving entity immediately following such merger, consolidation or similar transaction; or

(c)

there is consummated a sale, lease exclusive license or other disposition of all or substantially all of the assets of the Company (and any of its subsidiaries), other than a sale, lease or other disposition of all or substantially all of the assets of the Company (and any of its subsidiaries) to an entity more than 50% of the combined voting power of which is owned immediately following such disposition by the stockholders of the Company immediately prior thereto.

For the avoidance of doubt, a reincorporation of the Company shall not be deemed a Change of Control.

Change of Control Period means the time period commencing three months before the effective date of a Change of Control and ending on the date that is 12 months after the effective date of a Change of Control.

Competitor means

(a)	a direct competitor of the Business; or
(b)	a business which is in the process of preparing to become a direct competitor of the Business.

Confidential Information means:

(a)	all confidential information including, but not limited to:
(i)

trade secrets, confidential know-how, inventions, ideas, processes, formulas, software in source or object code, data, technology, designs, Intellectual Property and techniques, and any other work product of any nature;

(ii)

all information relating to or connected with the Employer's contracted projects, and identified prospective projects or product plans, including the fact of those contracted or prospective projects or product plans;

(iii)

financial, commercial, accounting, research, strategy, marketing and technical information, customer and supplier lists, know-how, technology, operating procedures, costs, margins, discounts, credit terms, pricing, quoting procedures, price lists, data bases, source codes and methodologies;

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(iv)

all information relating to development, new products, business and operational plans, budgets, unpublished financial statements and projections, future plans and strategies, capital-raising plans and internal services; and

(v)	information regarding personnel, employee lists, compensation, and employee skills.

of which the Executive becomes aware or generates (both before and after the day this Agreement is signed) in the course of, or in connection with, the Executive's employment with the Group or any Group Member (including confidential information belonging to a third party); and

(b)	all copies, notes and records based on or incorporating the information referred to in paragraph (a),

but does not include any information that was public knowledge when this Agreement was signed or became so at a later date (other than as a result of a breach of confidentiality by, or involving, the Executive).

Corporations Act means the Corporations Act 2001(Cth).

Customer or Potential Customer means any individual or entity with whom the Executive worked or had dealings with at any time during the Relevant Time.

Disability means the Executive’s absence from the Executive’s responsibilities with the Company on a full-time basis for 180 calendar days in any consecutive 12-month period as a result of the Executive’s mental or physical illness or injury resulting in the inability of the Executive to perform the Executive’s duties under this Agreement because the Executive has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force.  In the event the Company has no policy of disability income insurance covering employees of the Company in force should the Executive become disabled, the term Disability shall mean the inability of the Executive to perform the Executive’s duties under this Agreement by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed medical practitioner acceptable to the Board, determines can be expected to result in death or expected to last for a continuous period of more than four months.  Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such Disability for the purposes of this Agreement.

Employer Property includes:

(a)

any property of the Group or any Group Member (including property leased by, or in the custody or possession of, the Group or any Group Member) including all written or machine readable material, software, computers, credit cards, keys, mobile telephones, security passes and vehicles; and

(b)

any document (including any form of electronic record) which includes any Confidential Information or which relates to the business of the Group or any Group Member or a customer or supplier of the Group or any Group Member.

Engage in means to participate, assist or otherwise be directly or indirectly involved including as a member, shareholder, officer, owner, unit holder, director, consultant, adviser, contractor, principal, agent, manager, employee, beneficiary, partner, associate, trustee or financier.  However, it does not include a shareholding of up to 5% in a company listed on a recognised stock exchange.

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Exchange Rate means the exchange rate of seven tenths (.7) of one (1) U.S. Dollar for one (1) Australian Dollar (i.e., .7 U.S.-to-1AUD), which shall apply for payments made under this Agreement.

Gardening Leave means a period for which the Executive is paid, but is directed by the Employer not to attend or perform work.

Good Reason for the Executive's resignation from employment means, without the Executive's consent:

(a)	a material breach of this Agreement by the Company;
(b)

a material reduction (but not less than 10%) by the Company of Executive’s Base Salary, unless such reduction is part of a reduction program applicable generally to other executive employees of the Company; and

(c)

a material reduction in the Executive’s duties, authority or responsibilities, taken as a whole, other than if asked to assume substantially similar duties and responsibilities in a larger entity after a Change of Control (provided, that a change in job position (including a change in title) or reporting line shall not be deemed a 'material reduction' in and of itself unless Executive’s new duties are materially reduced from the prior duties).

In order for Executive to resign with Good Reason, each of the following requirements must be met:

(d)

the Executive must provide written notice to the Board of the Executive’s intent to terminate with Good Reason within 90 days following the first occurrence of the condition(s) that the Executive believes constitutes Good Reason, which notice shall describe such condition(s);

(i)	the Company has not reasonably cured such event within 30 calendar days following receipt of such written notice (Cure Period); and
(ii)	the Executive actually resigns from all positions the Executive then holds with the Company within the first 15 days after expiration of the Cure Period.

Group means the Employer and its Related Bodies Corporate.

Group Personnel means any director, officer, employee or contractor of any Group Member.

Group Member means any member of the Group.

Industrial Instrument means any industrial award, collective agreement or other form of agreement made or taken to exist under an industrial law (including the Fair Work Act 2009 (Cth)).

Intellectual Property means any invention, patents, copyright, rights in circuit layouts, designs, moral rights, trade and service marks (including goodwill in those marks), domain Names, business Names, know-how, including but not limited to any software, original design or the practical application of a good idea or proprietary knowledge.

Intellectual Property Rights means all existing and future intellectual property rights, including but not limited to:

(a)

trade secrets, patents, copyright, rights in circuit layouts, designs, moral rights, trade and service marks (including goodwill in those marks), trade Name rights,  mask work rights, domain Names, business Names, know-how, any right to have confidential information kept confidential and any application for any such rights and any right to apply for any such rights;

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(b)	any application or right to apply for registration of any of the rights referred to in paragraph; and
(c)	whether or not such rights are registered or capable of being registered.

Minimum Superannuation Contributions means the minimum level of superannuation contributions which the Employer must make for the Executive so as not to be liable to pay a charge under the Superannuation Guarantee (Administration) Act 1992 (Cth) and the Superannuation Guarantee Charge Act 1992 (Cth).

Moral Rights means the following rights in respect of any Intellectual Property Rights:

(a)	the right of integrity of authorship (that is, not to have a work subjected to derogatory treatment);
(b)	the right of attribution of authorship of a work; and
(c)	the right not to have authorship of a work falsely attributed

(which are rights created by the Copyright Act 1968 (Cth)), and any other similar right capable of protection under the laws of any applicable jurisdiction.

Name means:

(a)	any business name, trademark (whether registered or not) or domain address associated with, used or registered by any Group Member or the subject of any application for registration; or
(b)	any business name, trademark or domain address which is confusingly similar to a business name, trademark or domain address referred to in paragraph (a).

Personal information means personal information (including sensitive information) as those terms are defined in the Privacy Act 1988 (Cth) concerning the Executive.

Potential Client means any business or commercial entity involved in the business carried on by the Group or any Group Member, or any other undertaking whatsoever with whom the Executive had personal contact on behalf of the Group or any Group Member and with whom the Group or any Group Member is or has been in the process of negotiation or has made a presentation with a view to obtaining business or entering into any contract with respect to the introduction of Customers or Potential Customers to the services of the Group or any Group Member.

Recipient means any person who receives Personal information as a result of a disclosure (whether by a Group Member or another Recipient) under this Agreement.

Release Effective Date has the meaning described in clause 17(a)(ii).

Relevant time means the period of 12 months prior to either:

(a)	the date of termination of the Executive's employment; or
(b)	the date from which direction under clause 15.1(a), 15.1(b)or 15.1(e) of this Agreement applies,

whichever is the earlier.

Remuneration means the salary and benefits due to the Executive under this Agreement and as varied by the Employer from time to time.

Restraint Area means those areas identified in Schedule 3, which shall be updated from time to time, by agreement between the Parties, to reflect those areas within which the Group or any Group Member has existing, or intends to conduct, Business.

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Restraint Period means:

(a)	the period of twelve (12) months commencing on the date of termination of the Executive's employment, or if that period is held to be unenforceable;
(b)	the period of nine (9) months commencing on the date of termination of the Executive's employment, or if that period is held to be unenforceable;
(c)	the period of six (6) months commencing on the date of termination of the Executive's employment.

Severance Benefits means either of the payments and benefits in accordance with clause 16.6 or clause 16.7.

Supplier means any supplier with whom the Executive worked with or had dealings with at any time during the Relevant Time.

Termination Date shall mean the effective date of Executive’s termination of employment with the Company for any reason.

With Cause means a termination coming within clause 16.2

Without Cause means a termination under clause 16.1

1.2	Interpretation

In this Agreement, unless the contrary intention appears:

(a)	if a word or phrase is defined, its other grammatical forms have a corresponding meaning;
(b)	a reference to includes or including must be construed without limitation;
(c)	a reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them;
(d)

a reference to legislation or to a provision of legislation includes a modification or re‑enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it;

(e)	a reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing;
(f)	a reference to any thing is a reference to the whole or any part of that thing;
(g)	the singular includes the plural and vice versa;
(h)	a reference to a clause or schedule is a reference to a clause or schedule to this Agreement and a reference to this agreement includes any schedules;
(i)	a reference to an instrument, a document or agreement, including this agreement, includes a reference to that instrument, document or Agreement as novated, altered or replaced from time to time;
(j)	a reference to $ is a reference to Australian currency, except where stated in U.S. Dollars;
(k)	a reference to writing includes typewriting, printing, photocopying and any other method of representing words, figures or symbols in a permanent visible form.

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2.	Appointment and position
2.1	Position

The Employer will employ the Executive in the position set out in Schedule 1 (Position) or other positions as agreed from time to time (both Parties acting reasonably and in good faith).

2.2	Commencement date and term of Agreement

The Executive's employment under this Agreement will commence on the date set out in Schedule 1 and will conclude on 31 December 2023 unless terminated earlier under clause 16 of this Agreement.

2.3	Hours of work
(a)

The Executive is employed on a full time basis and is required to work a minimum of 38 hours per week during the Employer's ordinary business hours. The Executive is also required to work such additional hours as are reasonably necessary or required.

(b)	The Executive acknowledges that working additional hours is part of the Executive's role and that this has been taken into account in setting the Remuneration.
2.4	Location

The Executive will be based in the location set out in Schedule 1 or at such other location as reasonably required by the Company from time to time.  The Company may require the Executive to travel (including interstate and overseas) on Company business and, as part of this, use such transport as the Company determines.

2.5	Continuation of terms and conditions

If the Executive's Position with the Employer changes for any reason, then the terms of this Agreement will continue to apply unless expressly varied by the Parties’ mutual written agreement.

2.6	Warranties

The Executive warrants that:

(a)

by entering into this Agreement and performing the Executive's duties under this Agreement, the Executive will not be in breach of any agreement with, or obligation owed to, any third party including not being subject to any non-competition, confidentiality, trade secrets or other agreements(s) that would preclude, or restrict in any way, the Executive from fully performing the Executive's services under the Agreement;

(b)	they have disclosed everything to the Employer which may be material to the Employer's decision to offer the Executive employment under this Agreement; and
(c)	they are capable of performing the duties involved in the Position.
3.	Executive's duties
3.1	Executive's duties

The Executive must:

(a)

perform to the best of the Executive's abilities and knowledge the duties and obligations assigned to the Executive by the Employer from time to time and under this Agreement, whether during or outside the Employer's business hours and at such places as the Employer reasonably requires;

(b)	serve the Employer faithfully and diligently to the best of the Executive's ability;

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(c)	use all reasonable efforts to promote the interests of the Employer;
(d)	act in the Employer's best interests;
(e)	comply with all lawful directions of the Employer, including, without limitation, the Employer's policies and procedures, as varied from time to time;
(f)	comply with all law applicable to the Executive's Position and the duties assigned to the Executive; and
(g)	report to the Company's Chief Executive Officer or such other senior Company officer as may be nominated by the Board from time to time.
3.2	Conflict of interest and other work

Without limiting the Executive's duties to the Employer, the Executive must not:

(a)	act in conflict with the Group's best interests;
(b)	be involved in competing with any Group Member; or
(c)

actively engage in any other employment, occupation, or consulting activity for any person other than a Group Member, for any direct or indirect remuneration, without the prior approval in writing of the Chief Executive Officer or the Board, with the exception of serving in any capacity with any civic, educational, or charitable organization and serving on the board(s) set forth in Schedule 1, provided such services do not materially interfere with Executive’s obligations to the Company.

The Executive acknowledges that damages are not an adequate remedy for a breach of this clause.

3.3	Evidence

The Company may require the Executive to provide evidence confirming to the satisfaction of the Company that they are not in breach of clause 3.2.

3.4	Authority

The Executive acknowledges that the Executive has no authority to bind, or make representations on behalf of, the Employer except as expressly authorised from time to time.

4.	The Executive's salary and other benefits
4.1	Remuneration

Subject to, and in consideration of, the Executive performing their duties under this Agreement, the Employer will pay the Executive in accordance with Schedule 2 which is inclusive of:

(a)	the Minimum Superannuation Contributions; and
(b)	the cost to the Employer of any benefits provided as part of the Remuneration. This includes fringe benefits tax, other tax and levies and administrative costs.

The Executive's Base Salary will be subject to review by the Compensation Committee of the Board (Compensation Committee), or any successor body established, not less than annually and any increase that may be made is solely at the discretion of the Compensation Committee.   Subsequent changes in the Executive’s Base Salary shall not require an amendment to this Agreement, provided that the change is documented in a resolution duly adopted by the Compensation Committee.

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4.2	Salary sacrifice arrangements and variation of remuneration

The Parties may agree to vary the components of the Remuneration from time to time (including by the Employer paying an amount in respect of the Executive under a salary sacrifice arrangement), provided that:

(a)	the total cost to the Employer of the Remuneration does not change;
(b)	the Remuneration continues to include the Minimum Superannuation Contributions;
(c)	in respect of any salary sacrifice arrangement:
(i)	the Executive gives the Employer a written election for the salary sacrifice arrangement, separate to this contract; and
(ii)	the salary sacrifice arrangement is made before the salary sacrifice commences; and
(d)	the Executive bears the cost to the Employer of the benefits provided as part of their Remuneration. This includes fringe benefits tax and other tax and levies.

To be clear, if there is any increase in the minimum level of superannuation contributions which the Employer must make for the purposes of the Superannuation Guarantee (Administration) Act 1992 (Cth) and the Superannuation Guarantee Charge Act 1992 (Cth), the components of the Remuneration will be varied to ensure that there is no increase in the Remuneration.

The Executive must do everything necessary for the Employer to make the Minimum Superannuation Contributions.

4.3	Payment of salary

The Executive's salary will be paid by equal fortnightly instalments by electronic funds transfer less all deductions required by law or under this Agreement. The Executive's first and last instalments will be proportionate if necessary. The Employer may change both the pay period and date of payment.

4.4	Discretionary benefits

In addition to the Remuneration, the Employer may provide the Executive with other discretionary benefits, including a phone, laptop and general office equipment. The Employer may cease providing the discretionary benefits, or change the basis on which it provides them and the Executive does not have an entitlement to continue to receive discretionary benefits.

4.5	Deductions

To the extent permitted by law, the Employer may deduct from the Remuneration any previous overpayments of Remuneration or other amounts which the Executive owes to the Employer.  The Executive acknowledges that this is reasonable and is part of an arrangement which is principally for their benefit.

4.6	Minimum Entitlements

If at any time the Executive is entitled to any payment or other benefit as a consequence of the Executive's employment (whether under legislation, an Industrial Instrument or otherwise) (including, without limitation, minimum hourly rates, penalties, overtime, allowances and loadings) (Minimum Entitlements), the Executive agrees that:

(a)	the Minimum Entitlements will be calculated at the applicable minimum hourly rate prescribed by the Industrial Instrument or legislation;
(b)	as far as possible, the Remuneration and other employment related benefits will be in satisfaction of the Executive's Minimum Entitlements;

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(c)	the Minimum Entitlements do not form part of this Agreement; and
(d)

the Base Salary includes payment for all hours the Executive works (whether part of ordinary working hours or not) including public holidays and substitute public holidays (whether the Executive works on those days or not).

5.	Company Vehicle
5.1	Vehicle

Subject to clause 5.3, the Executive is entitled to the use of a fully maintained Company vehicle comprising a Toyota Landcruiser VX or equivalent model vehicle, in accordance with the Company's Motor Vehicle Policy, as varied from time to time.  The Company is prepared to agree to a novated lease arrangement in respect of the vehicle, if desired by the Executive.

5.2	Personal use

The Executive may use the motor vehicle for reasonable personal use (as determined by the Company).

5.3	Car Policy

The Executive must comply with the Company's Motor Vehicle Policy.

5.4	Withdrawal of vehicle

The Company may withdraw the motor vehicle in accordance with the Company's Motor Vehicle Policy or if the Executive does not require the vehicle to perform the Executive's duties with the Company.

6.	Tax and other deductions

The Employer will deduct tax, and other amounts it is required to deduct, from all payments to the Executive as required by law.

7.	Bonus
7.1	Discretionary cash bonus

At the discretion of the Employer, the Employer may pay a bonus to the Executive from time to time, having regard to:

(a)	the Executive's performance; and
(b)	the Employer's performance;

in accordance with the performance target in Schedule 2.

7.2	Discretionary non-cash bonus

At the discretion of the Employer, the Employer may award a non-cash bonus to the Executive from time to time, having regard to:

(a)	the Executive's performance; and
(b)	the Employer's performance;

in accordance with Schedule 2.

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7.3	Employer to determine bonus

The Employer, through the Compensation Committee, will determine in its absolute and sole discretion:

(a)	whether the Executive is entitled to a bonus; and
(b)	the amount of any bonus.

(including establishing objectives and determining whether they have been achieved; determining all amounts and performing all calculations)

7.4	Termination

Unless otherwise stated in this Agreement, the Executive will not receive any payment under this clause if, before the payment falls due, the Executive's employment terminates for any reason or either the Employer or the Executive gives notice of termination.

7.5	Relationship with termination provisions

Nothing in this clause affects either Parties' right to terminate this Agreement.

7.6	Compensation Committee

Any discretionary cash or non-cash bonus awarded to the Executive will be determined by the Compensation Committee based on personal and Company target goals that are mutually agreed upon by the Compensation Committee and Executive on an annual basis.  The amount of any discretionary cash or non-cash bonus and the target goals will be subject to review annually and such changes shall not require any amendments to this Agreement provided that any such changes are documented in a resolution duly adopted by the Compensation Committee. Any discretionary cash or non-cash bonus paid to the Executive will accrue and be paid on such date as determined by the Board or Compensation Committee, subject to the Executive's continued service through to such date.

7.7	Equity Incentive Compensation

The Executive shall be eligible to participate in the Company’s equity incentive plans, as in effect from time to time, and shall be considered for grants and awards at such times and in such amounts as shall be deemed appropriate by the Compensation Committee, in its sole discretion.

7.8	Stock Ownership Guidelines

In respect of any bonus awarded to the Executive under this Agreement, the Executive shall be subject to, and shall comply with, the Company’s stock ownership guidelines if applicable, including the Corporations Act.

8.	Expenses

The Employer will pay for or reimburse the Executive for the Executive's reasonable work‑related expenses approved by the Employer in advance, subject to the Executive providing the appropriate receipts and tax invoices as required by the Employer and the Company's expense reimbursement policy as in effect from time to time.

9.	Leave
9.1	Entitlement

The Executive is entitled to:

(a)	annual leave;
(b)	long service leave;

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(c)	sick leave, carer's leave and/or compassionate leave (Personal / Carer's Leave); and
(d)	parental leave,

in accordance with the minimum standards set out in applicable law, unless otherwise specified in Schedule 1 to this Agreement.

9.2	Direction to take annual leave

Without limiting the Employer's rights and subject to law, if the Executive's accrued annual leave entitlement exceeds six (6) weeks, the Employer may direct the Executive to take annual leave on one month's notice, after first consulting with the Executive.

9.3	Notification of absence

Unless the Executive cannot do so due to circumstances beyond their control, the Executive must as soon as practicable notify the Employer if the Executive will be absent.  If the Employer requires the Executive to notify a particular officer or employee of the Executive's absence, then the Executive should comply with this requirement.

9.4	No payment in lieu

No payment in lieu of Personal / Carer's Leave will be made, either on termination of the Executive's employment or otherwise.

9.5	Closedown

Without limiting the Employer's rights and subject to law, the Employer may direct the Executive to take accrued annual leave, annual leave in advance or unpaid leave during any period in which part or all of the Employer is closed.

9.6	Service

The Executive's absence on leave counts as service as required by law, but not otherwise.

10.	Confidential Information
10.1	Confidential Information
(a)	The Executive:
(i)

acknowledges that, during the term of employment the Executive may become acquainted with or have access to Confidential Information and Intellectual Property and agrees to maintain the confidence of the Confidential Information and Intellectual Property and to prevent its unauthorised disclosure to or use by any other person, firm or company;

(ii)

shall not remove the Confidential Information or the Intellectual Property from the premises of the Company without the written consent of the Employer. In this clause, 'removal' includes the communication or transmission of information or copies of Confidential Information or the Intellectual Property to outside the Company's premises by any means whatsoever including telephone, facsimile or email whether to any person, firm or corporation or to the Executive directly;

(iii)	shall not, for whatever reason appropriate, copy, memorise or in any manner reproduce or reverse engineer any of the Confidential Information or the Intellectual Property;
(iv)

acknowledges that the Employer is solely entitled to the Confidential Information and Intellectual Property including trade secrets and copyright and acknowledges the confidential nature of, and the Employer’s intellectual and industrial property

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rights in, the Confidential Information and Intellectual Property and in the associated documentation;
(v)	acknowledges that the Executive's obligations under this clause shall survive the termination of this Agreement;
(vi)

shall take whatever measures are reasonably necessary to preserve confidentiality of the Confidential Information and Intellectual Property, including complying with all security measures established to safeguard Confidential Information from access or unauthorised use and keeping Confidential Information under its control; and

(vii)

shall permit the Employer or its agent to examine all paperwork, computer files or programs or other material under the control or in the Executive's possession at the Company's premises or elsewhere to ensure compliance with this clause and the Executive agrees to furnish all such information and assistance as may be required for the purpose of examining the same.

(b)	The Executive must keep confidential all Confidential Information other than Confidential Information that:
(i)	the Executive is required to disclose in the course of the Executive's duties as an employee of the Employer, or on approval by an officer of the Company in writing; or
(ii)	the Executive is required by law to disclose; or
(iii)	is generally known or available by publication, commercial use or otherwise (subject to clause (a) above).
10.2	Use of Confidential Information

The Executive must only use Confidential Information and Intellectual Property for the purpose of performing the Executive's duties as an employee of the Employer and agrees not to use the Confidential Information or the Intellectual Property for any purpose other than for the benefit of the Group and Group Members both during this Agreement and after the termination of this Agreement.

10.3	Notification

The Executive must immediately notify the Employer of any suspected or actual unauthorised use, copying or disclosure of Confidential Information or Intellectual Property.

10.4	Reasonable assistance

Without limiting the Employer's rights, the Executive must provide assistance reasonably requested by the Employer in relation to any proceedings any Group Member may take, or threaten to take, against any person for unauthorised use, copying or disclosure of Confidential Information.

11.	Intellectual Property Rights and Moral Rights
11.1	Intellectual Property Rights and Moral Rights

The Executive:

(a)	agrees that all Intellectual Property Rights created, authored, discovered, reduced to practice or otherwise contributed to by the Executive:

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(i)	in the course of the Executive's employment by the Employer (including improvements or modifications to the Employer's existing Intellectual Property Rights); or
(ii)	that are otherwise related to the business or fields of interest of the Employer and developed using the Employer's resources or funds,

(together, Employer IP) will vest in the Employer automatically upon creation;

(b)	acknowledges that by virtue of this clause all future, as well as existing, Intellectual Property Rights and Employer IP are vested in the Employer;
(c)

for the avoidance of doubt, to the extent it has any such rights, the Executive irrevocably assigns any and all rights, title and interest in all such existing and future Intellectual Property Rights and Employer IP to the Employer at the time of creation;

(d)

no additional documentation is necessary to complete the assignment under sub-clause 11.1(c) however the Executive will execute any documents and do any such things as may be reasonably requested by the Employer to give effect to this clause 11.1;

(e)	acknowledges that the Executive may have Moral Rights;
(f)	in so far as the Executive is able, waives the Executive's Moral Rights; and
(g)	voluntarily and unconditionally consents to all or any acts or omissions by the Employer, or persons authorised by the Employer, which would otherwise infringe the Executive's Moral Rights.
11.2	Disclosure of Intellectual Property Rights

The Executive must disclose to the Employer everything in which Intellectual Property Rights may subsist.

11.3	Records

The Executive agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by Company) of all Confidential Information and Intellectual Property developed by the Executive during the period of employment at Company, of which records will be available to and remain the sole property of Employer at all times.

11.4	Further assurances

The Executive must do all things reasonably requested by the Employer to enable the Employer to exploit and further assure the rights assigned, and consents given, under clause 11.1.

12.	Information Technology
12.1	Notification of surveillance

The Employer may carry out ongoing, intermittent surveillance of the use of computer systems by the Executive - including emails, internet and files (including files stored on the Executive's work computer).

12.2	How surveillance may be carried out

The surveillance may be carried out by all means available to the Employer which may include:

(a)	accessing the Executive's email account or emails;
(b)	accessing files of the Executive;
(c)	accessing the Executive's work computer; and

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(d)	recording internet usage by the Executive (including sites and pages visited, files downloaded, video and audio files accessed and data input) and accessing those records.
13.	Privacy

The Executive consents to:

(a)	each Group Member; and
(b)	each person to whom any Recipient discloses Personal information,

collecting, using and disclosing Personal information for any purpose reasonably required relating to their business or the Executive's employment.

14.	Gardening leave

The Employer may direct the Executive to take paid Gardening Leave including without limitation during any notice period or investigation. The Executive will continue to be ready willing and able to perform services for the Employer.

15.	Relief from duty and related matters
15.1	Relief from duty

If the Executive is on gardening leave or if the Executive or Employer has given notice of termination, the Employer may, without limiting the Employer's rights, require the Executive:

(a)	not to carry out any of the Executive's duties;
(b)	not to attend for work or any Group Member's premises;
(c)	not to access any Group Member's computer systems;
(d)	to perform duties which are different to those which the Executive had been required to perform, provided only that the Executive has the necessary skills and competence to perform the duties;
(e)	not to have any contact with any customers, suppliers or employees of any Group Member;
(f)	to return Employer Property to the Employer;
(g)	any combination of the above,

and the Executive's access to Group Members' computer systems and premises may be suspended or terminated.

15.2	Replacement of Executive

If the Employer or Executive has given notice of termination, the Employer may, without limiting the Employer's rights, appoint a replacement to the Executive.

15.3	Executive's acknowledgment

The Executive acknowledges that:

(a)	the Executive provides special services to the Employer;
(b)	this clause is in the circumstances reasonable and necessary to protect the Employer's legitimate business interests; and
(c)	damages are not an adequate remedy for a breach of this clause.

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16.	Termination
16.1	Termination by the Employer Without Cause

This Agreement may be terminated by the Employer at any time by giving Executive three (3) months' advance written notice.

16.2	Termination by the Employer With Cause

Without limiting the Employer's rights, the Executive's employment may be terminated by the Employer With Cause at any time immediately with or without advance written notice (whether before or after the date of this Agreement) provided that the Employer acts within sixty (60) days of becoming aware of such event.

16.3	Termination by the Executive With Good Reason

The Executive may terminate his employment with Good Reason by providing the Employer three (3) months' advance written notice setting forth in reasonable specificity the event that constitutes Good Reason within sixty (60) days of becoming aware of such event.  During the three (3) month notice period, the Employer shall have a right to cure the matter (if curable) and, if not cured, the Executive's employment will cease at the end of the three (3) month notice period.

16.4	Termination by the Executive Without Good Reason

The Executive may terminate his employment without Good Reason by providing the Employer three (3) months' advance written notice.

16.5	Payment in lieu of notice

The Employer may elect to make a payment to the Executive equal to the Executive's remuneration in lieu of any period of notice, or the unexpired part of any period of notice. If the Employer does so, then the Executive's employment terminates on the date the Employer notifies the Executive of this election.

16.6	Severance Benefits - Termination Without Cause or With Good Reason
(a)

If Executive’s employment is terminated Without Cause by the Employer, or with Good Reason by the Executive (other than as a result of the Executive's death, Disability or the circumstances described in clause 16.7(a) below), then subject to the Release Requirement in clause 17 below, the Executive will be entitled to the following:

(i)

continuation of Executive’s Base Salary as in effect immediately before the Termination Date for a period of 12 months (which for clarity shall be reduced by any amounts already paid by the Employer pursuant to the notice period under clause 16.1 or 16.3 or payment in lieu of notice under clause 16.5 of this Agreement), subject to required payroll deductions and tax withholdings and payable in instalments according to the Employer’s regular payroll schedule beginning after the Release Effective Date (the Executive’s Base Salary being calculated for this purpose prior to giving effect to any reduction in Base Salary that would give rise to Executive’s right to resign with Good Reason);

(ii)

payment of the sum of $540.00 per month, commencing from the Termination Date and ending 12 months after the Termination Date, by way of a contribution towards the Executive's private health insurance premiums to be paid upon the Executive furnishing satisfactory evidence of the insurance premiums and health insurance policy if requested by the Employer, subject to any required payroll deductions and tax withholdings;

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(iii)

the full discretionary cash bonus amount for the fiscal year in which the Termination Date occurs, less standard deductions and withholdings, payable in a lump sum as soon as practicable after the Release Effective Date; and

(iv)

upon the Termination Date, (A) the vesting of all outstanding stock options, restricted stock units or other equity awards Executive holds with respect to the Employer’s Common Stock shall accelerate and vest such that one-third (1/3) of the unvested portion of such equity awards shall be deemed vested and fully exercisable and (B) each of Executive’s then-outstanding stock options shall remain exercisable until the earlier of (i) 12 months after such Termination Date, and (ii) such stock option’s original expiration date.

(b)

The Executive will only be entitled to the Severance Benefits described in clause 16.6(a) above if the Executive complies with the Release Requirement, provided such termination or resignation constitutes a separation from service, and any shareholder approval required by the Corporations Act has been obtained.

(c)

To be clear, if the employment is terminated With Cause by the Employer or without Good Reason by the Executive, the Executive will have no entitlement to the Severance Benefits stated herein (unless in accordance with clause 16.7(a)).

16.7	Severance Benefits – Termination Without Cause or Resignation With Good Reason during Change of Control Period
(a)

If at any time during the Change of Control Period the Executive's employment is terminated either Without Cause by the Employer (other than as a result of Executive’s death or Disability) or the Executive resigns with Good Reason, then subject to the Release Requirement in clause 17 below, the Executive will be entitled to the following benefits in lieu of (and not in addition to) the Severance Benefits described in clause 16.6(a) above:

(i)	a lump sum cash payment, to be made as soon as practicable following the Release Effective Date, in an amount equal to:
(A)

fifteen (15) months of the Executive’s Base Salary as in effect immediately before the Termination Date (which for clarity shall be reduced by any amounts already paid by the Employer pursuant to the notice period under clause 16.1 or 16.3 or payment in lieu of notice under clause 16.5 of this Agreement);

(B)	1.25 x the discretionary cash bonus for the fiscal year in which the Termination Date occurs, subject to required payroll deductions and tax withholdings.

The Executive’s Base Salary will be calculated prior to giving effect to any reduction in Base Salary that would give rise to Executive’s right to resign with Good Reason;

(ii)

the payment of the sum of $540.00 per month, for a period of 18 months following the effective date of the Change of Control, by way of a contribution towards the Executive's private health insurance premiums to be paid upon the Executive furnishing satisfactory evidence of the insurance premiums and health insurance policy if requested by the Employer, subject to any required payroll deductions and tax withholdings; and

(iii)	upon the Termination Date, (A) all of the outstanding stock options, restricted stock units or other equity awards Executive holds with respect to the Employer’s

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Common Stock shall accelerate and vest such that 100% of such equity awards shall be deemed vested and fully exercisable and (B) each of Executive’s then-outstanding stock options shall remain exercisable until the earlier of (i) 12 months after such Termination Date, and (ii) such stock option’s original expiration date.

(b)

For the avoidance of doubt, in no event shall Executive be entitled to Severance Benefits under both clause 16.6 above and this clause 16.7.  If Executive is eligible for Severance Benefits under both clause 16.6 above and this clause 16.7, Executive shall receive the Severance Benefits set forth in this clause 16.7 and such Severance Benefits shall be reduced by any Severance Benefits previously provided to Executive under clause 16.6.

(c)

The Executive will only be entitled to the Severance Benefits described in clause 16.7(a) above if the Executive complies with the Release Requirement in clause 17, provided such termination or resignation constitutes a separation from service, and any shareholder approval required by the Corporations Act has been obtained.

(d)

To be clear, if the employment is terminated With Cause by the Employer or without Good Reason by the Executive the Executive will have no entitlement to the Severance Benefits stated herein (unless in accordance with clause 16.6(a)).

16.8	Termination by Employer With Cause, by Executive Without Good Reason or Executive's death or Disability

If the Executive’s employment is terminated by the Employer With Cause, by the Executive without Good Reason, or due to Executive’s death or Disability, then the Employer shall pay the Accrued Obligations described in clause 19.1(a).  All further vesting of Executive’s outstanding equity awards will terminate immediately, and Employer shall have no further obligations to the Executive under this Agreement.

16.9	Termination by Mutual Agreement of the Parties

The Executive’s employment pursuant to this Agreement may be terminated at any time upon mutual agreement, in writing, signed by both of the Parties.  Any such termination of employment shall have the consequences specified in such writing.

16.10	Accrued rights

Termination under this clause 16 does not affect any accrued rights or remedies of either party.

17.	Release Requirement
(a)	To be eligible for any of the Severance Benefits provided in clause 16.6 and clause 16.7 of this Agreement, the Executive must satisfy the following release requirement (Release Requirement):
(i)

return to the Employer a signed and dated general release of all known and unknown claims in a termination agreement acceptable to the Employer (Release) within the applicable deadline set forth therein; and

(ii)	permit the Release to become effective in accordance with its terms (such effective date of the Release, the Release Effective Date).
(b)

Notwithstanding the foregoing, if the period for satisfaction of the Release Requirement begins in one taxable year and ends in another taxable year, then the Release Effective Date shall occur no sooner than the first date of such second taxable year.

(c)	No Severance Benefits pursuant to this Agreement will be paid prior to the Release Effective Date.

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(d)

If the Executive breaches the requirements of this clause and/or refuses to sign and deliver to the Employer an executed Release, then Executive will not be entitled to any Severance Benefits or other benefits under this Agreement.

18.	Breach of key terms under this Agreement
(a)

Any entitlement the Executive has to Severance Benefits provided in clause 16.6 or clause 16.7 of this Agreement, shall immediately cease, and no further payments shall be made, in the event that the Executive materially breaches any part of clauses 10, 11, 21, 22, 23 and 24 this Agreement.

(b)

The Executive’s right to future payments will be restored, and any omitted payments will be made to Executive promptly, if the Board in its reasonable good faith judgment determines that such breach is curable, and Executive cures the breach to the reasonable satisfaction of the Board within 30 days of having been notified thereof.

(c)

Executive agrees to cooperate with the Employer and to provide timely notice as to Executive’s activities following a Termination Without Cause so that the Employer may monitor its obligation under this clause 18 and its subsections.

19.	What happens after termination of employment
19.1	On termination

In addition to any other compensation payable to the Executive pursuant to this Agreement, if the Executive's employment with the Company is terminated for any reason:

(a)	the Executive will be entitled to:
(i)	outstanding unpaid Base Salary up to the Termination Date;
(ii)	any bonus entitlement subject to the terms of this Agreement;
(iii)	untaken but accrued annual leave and long service leave (if applicable);
(iv)

benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to the Executive and under which Executive has a vested right (including any right that vests in connection the termination of Executive’s employment); and

(v)	unreimbursed business expenses to which the Executive is entitled to reimbursement under the Company’s expense reimbursement policy;

(Accrued Obligations)

(b)

the Employer may set off any amounts the Executive owes the Employer against any amounts the Employer owes the Executive at the date of termination except for amounts the Employer is not entitled by law to set off; and

(c)	the Executive must return all Employer Property including Confidential Information to the Employer on termination.
19.2	After termination

On and after the termination of the Executive's employment for any reason:

(a)

the Executive's obligations as to Confidential Information under clause 10 (except in respect of information that is part of the Executive's general skill and knowledge) clause 11, clause 21 and clause 22 continue to apply;

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(b)	the Executive must not record, or make any copies of, any Confidential Information in any form;
(c)	as and when required by the Employer, the Executive must disclose any password, security access codes or other information used by the Executive in the course of their employment with the Employer;
(d)	the Executive must not represent themselves as being associated with the Group;
(e)	the Executive must not make any adverse comment, publicly or otherwise, about any Group Member; and
(f)	the Executive must provide any assistance to any Group Member reasonably required by the Employer in relation to any threatened or actual proceedings before a court or tribunal;
20.	Directorships
20.1	Additional Remuneration

The Company may require the Executive to become a director of any Group Member, provided that additional remuneration of USD $1,000 per quarterly meeting is paid at the Exchange Rate to the Executive on account of director’s fees.

20.2	Termination of employment

On termination of the Executive's employment:

(a)	the Executive will resign all directorships held as a consequence of the employment; and
(b)	the Executive irrevocably appoints the Company Secretary of the Company as their agent to execute any documents on the Executive's behalf.
21.	Non-disparagement
(a)

During the Executive's employment with the Company and for 12 months after the Termination Date, Executive will not, and will cause the Executive’s relatives, agents and representatives to not, knowingly disparage, criticise or otherwise make any derogatory statements regarding the Company, its directors, or its officers.

(b)

For 12 months after the Termination Date, the Company will not knowingly disparage, criticise or otherwise make any derogatory statements regarding Executive.  The Company’s obligations under the preceding sentence shall be limited to communications by its senior corporate executives having the rank of Vice President or above and members of the Board.

(c)	The foregoing restrictions will not apply to any statements that are made truthfully in response to a subpoena or other compulsory legal process.
22.	Restraint
22.1	Restraint

During the Term of this Agreement and during the Restraint Period, the Executive must not, within the Restraint Area:

(a)	Engage in or prepare to Engage in any business or activity that is a Competitor or the same as, or similar to, any part or parts of the Business;
(b)	solicit, canvass, approach or accept any approach from any Customer, Potential Customer, Supplier or Client with a view to obtaining the custom or supply of that

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Customer, Supplier or Client in a business that is the same as or similar to any part or parts of the Business;
(c)	interfere with the relationship between any Group Member and any of their Customers, Suppliers, Clients or Group Personnel; or
(d)	induce, assist in inducing or assist any Group Personnel who is based within the Restraint Area to leave their employment or engagement with a Group Member.
22.2	Evidence

The Employer may require the Executive to provide evidence confirming to the satisfaction of the Employer that the Executive is not in breach of this clause.

22.3	Other members of the Group

The Employer holds the benefit of this clause on trust for the other members of the Group.

22.4	Acknowledgments

The Executive acknowledges that:

(a)

each restriction specified in this clauses 22.1(a), 22.1(b), 22.1(c) and 22.1(d) is in the circumstances reasonable and necessary to protect the Employer's legitimate business interests, including, but not limited to, the Employer's interest in protecting:

(i)	Confidential Information;
(ii)	its relationships with Customers, Clients, Suppliers and Group Personnel; and
(iii)	the goodwill of the Employer's Business; and
(b)	damages are not an adequate remedy for a breach of this clause, and other relief, including but not limited to injunctive relief, may be sought by the Employer.

This clause 22 survives the termination of this Agreement.

22.5	Cascading provisions

The activities in clause 22.1 and the Restraint Periods and Restraint Areas each have effect as if they consist of separate provisions. If any of those separate provisions is invalid or otherwise unenforceable for any reason, the invalidity or unenforceability shall not affect the validity or enforceability of any of the other separate provisions or other combinations of those separate provisions.

23.	Approaches by competitors
23.1	Approaches to Executive

If the Executive is offered, or invited to consider, working for a Competitor of any Group Member (whether as an employee or otherwise), then the Executive must immediately advise the Employer, through the Executive's direct report or supervisor (including identifying the Competitor).

23.2	Approaches to others

If the Executive becomes aware that any Group Personnel has been offered, or invited to consider, working for a Competitor (whether as an employee or otherwise), then the Executive must immediately advise the Employer (including identifying the Group Personnel and the Competitor).

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24.	Confidentiality of this Agreement

The Executive must keep the terms of this Agreement (including the Executive's Remuneration) and any subsequent amendments confidential. They may not be disclosed by the Executive to any other person other than:

(a)	for the purpose of obtaining professional legal or accounting advice; or
(b)	as expressly provided by this Agreement.
25.	General
25.1	Entire agreement

This Agreement (including its schedules):

(a)	constitutes the entire Agreement between the Parties as to the employment of the Executive; and
(b)

in relation to the employment of the Executive, supersedes any prior understanding or agreement between the Parties and any prior condition, warranty, indemnity or representation imposed, given or made by a party.

25.2	Policies and representations

Without limiting this clause:

(a)	any policies or procedures of the Employer do not form part of this Agreement and are not intended to be contractual in nature;
(b)	in entering this Agreement, the Executive is not relying on any representations by, or on behalf of, any Group Member unless expressly incorporated into this Agreement; and
(c)	the Executive acknowledges that the Employer may vary or rescind any policies or procedures from time to time, in its absolute discretion and without any limitation on its capacity to do so.
25.3	Limitation on Damages

The Executive's damages for breach of this Agreement:

(a)	are not available for personal illness or injury or non‑pecuniary loss (including, but not limited to hurt, humiliation, distress and disappointment); and
(b)	cannot exceed the loss which the Executive would have suffered if the Employer had, instead of breaching the agreement, lawfully terminated the agreement at the earliest possible opportunity.
25.4	Variation of Agreement

This Agreement (including its schedules) may only be altered in writing signed by each party.

25.5	Corporations Act

If this Agreement provides for any payment(s) or benefit(s) (including without limitation the Severance Benefits under clause 16.6 or 16.7) that is or are (whether alone or in conjunction with any other payments or benefits):

(a)	greater than permitted under the Corporations Act without the need to obtain any form of shareholder approval;
(b)	not permitted under the Corporations Act,

then such payment or benefit will be reduced to the greatest amount permitted (if any) either:

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(c)	without the need for such shareholder approval; or
(d)	by the Corporations Act,

as appropriate.  The Company may, in its absolute discretion, apportion such a reduction between any one or more payments or benefits under this Agreement and there will be no obligation on the Company to seek shareholder approval in respect of the balance of any such payment or benefit.

25.6	Suspension

The Company may suspend the Executive's employment at any time if the Executive has committed a breach of the terms and conditions of this Agreement or the Company has reasonable grounds for suspecting that such a breach has occurred and, in any case to enable the Company time to consider what further action may be taken with respect to the breach or suspected breach.

25.7	Property of the Employer

All property, including documents, records and copies thereof, made or acquired or which come into the possession of the Executive in the course of the Executive’s employment with the Employer remain at all times the sole and exclusive property of the Employer.

Upon termination of the Executive's employment, the Executive will deliver to the Employer all property of the Employer, including but not limited to Employer Property.

25.8	Unenforceable clauses severed

Part or all of any clause of this Agreement that is illegal or unenforceable will be severed from this Agreement and the remaining provisions of this agreement continue in force.

25.9	Reference to laws

Where this Agreement refers to any law (including an Industrial Instrument):

(a)	the law operates according to its terms (with the consequence that it may, or may not, apply to the Executive and may be varied, rescinded or replaced); and
(b)	the law is not incorporated into this Agreement and compliance with the law is not a term of this Agreement.
25.10	Compliance with laws

The exercise of or compliance with any discretion, right or obligation under this Agreement is subject to compliance with all applicable laws, including the Corporations Act.

25.11	Waiver

The failure of either party at any time to insist on performance of, or to exercise a right under, any provision of this Agreement is not a waiver of its right at any later time to insist on performance of, or exercise a right under, that or any other provision of this Agreement.

25.12	Notice

A party giving notice under this Agreement must do so in writing.  Without limiting the ways in which a written notice may be sent, a notice given in accordance with this clause is taken to be received:

(a)	if hand delivered, on delivery;
(b)	if sent by prepaid post, 3 business days after the date of posting; or
(c)

if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the total number of pages of the notice unless, within 8 business hours after that transmission, the recipient informs the sender that it has not received the entire notice.

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25.13	Approvals

Except where this Agreement expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this Agreement.

25.14	Headings

Headings are for ease of reference only and do not affect the meaning of this Agreement.

25.15	Applicable law

This Agreement is governed by the law applicable in Queensland and the Parties irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the State.

Schedule 1

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- General

Clause no	Details	Description
Clause 2.1	Position	Executive Vice President, International
Clause 2.2	Commencement date of this Agreement	September 27, 2021
Clause 2.4	Location	30 Hideaway Lane Tinbeerwah Queensland 4563
Clause 3.1(a)	Duties	The duties assigned are outlined in the Executive's position description (annexed).
Clause 3.2 (c)	Conflict	None.
Clause 8.1	Annual Leave	Four (4) Weeks.

Schedule 2

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- Remuneration

Components of Remuneration	Payment	All amounts stated in USD shall be paid at the then applicable Exchange Rate.
	Base Salary	USD $250,000
	Superannuation contributions as required by law from time to time:	10% of Base Salary
	Payment of any cash Bonus (clause 6.2)	Annual target of 50% of Base Salary, which shall not exceed 75% of Base Salary.
Payment of any non-cash Bonus (clause 6.3)

Restricted stock unit award (RSU Bonus) with a target cash value of USD $50,000 (Target RSU Bonus) for each fiscal year, provided that the maximum cash value shall not exceed USD $100,000.

The RSU Bonus will be governed by and subject to the terms and conditions set forth in the Company’s 2019 Equity Incentive Plan (Plan) and related restricted stock unit agreement, which the Executive will be required to execute.  The shares subject to the RSU Bonus shall vest quarterly over a three-year period, subject to Executive’s Continuous Service (as defined in the Plan) as of each such vesting date.

Stock option award (Stock Option Bonus) with a target cash value (based on the Black-Scholes valuation model and related assumptions used by the Company for financial accounting purposes) of USD $90,000 for each fiscal year (Target Stock Option Bonus), provided that the maximum cash value shall not exceed USD $180,000.

The Stock Option Bonus will be governed by and subject to the terms and conditions set forth in the Plan and related form of stock option agreement, which Executive will be required to execute. Except as otherwise expressly provided in this Agreement, the shares subject to the Stock Option Bonus shall vest quarterly over a three-year period, subject to Executive’s Continuous Service (as defined in the Plan) as of each such vesting date.

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Schedule 3 - Restraint Areas

The following list sets out the current Restraint Areas under this Agreement.  In addition to these identified Restraint Areas, it is intended that the definition of Restraint Area include any location in which the Employer has business, or is targeting business.  This is reasonable in order to protect the Employer's proprietary interests.

1.1	all Countries in which the Executive performs services;
1.2	United States of America and Australia;
1.3	Australia;
1.4	Queensland;

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Signing page

EXECUTED as an agreement.

Executed by S&W Seed Company in accordance with section 127 of the Corporations Act 2001 in the presence of
/s/ Matthew K. Szot	¬	/s/ Mark W. Wong	¬
Signature of director Matthew K. Szot		Signature of director~~/Employer secretary~~ (Please delete as applicable) Mark W. Wong
Name of director (print)		Name of director~~/Employer secretary~~ (print)

Signed by David Callachor in the presence of
	¬	/s/ David Callachor	¬
Signature of witness		David Callachor

Name of witness (print)

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